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                                                               EXHIBIT (a)(1)(E)

       OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

           (INCLUDING THE RELATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       of

                                Southdown, Inc.

                                       by
                            CENA Acquisition Corp.,
                           an indirect subsidiary of
                              CEMEX, S.A. de C.V.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY
      TIME, ON FRIDAY, NOVEMBER 3, 2000, UNLESS THE OFFER IS EXTENDED.


   To Our Clients:

   Enclosed for your consideration is the Offer to Purchase dated October 5, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the"Offer") in connection with the offer by CENA Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect subsidiary of CEMEX, S.A. de C.V., a company organized under the laws of the United Mexican States ("CEMEX"), to purchase all outstanding shares of common stock, par value $1.25 per share, including the related rights to purchase preferred stock (collectively, the "Shares"), of Southdown, Inc., a Louisiana corporation (the "Company"), at a purchase price of $73.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith.

   We are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

     1. The offer price is $73.00 per Share, net to you in cash, without interest thereon.

     2. The Offer is being made for all outstanding Shares.

     3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 28, 2000 (the "Merger Agreement"), among CEMEX, Purchaser and the Company. The Merger Agreement provides, among other things, that Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

     4. The Company's Board of Directors, at a special meeting held on September 28, 2000, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to the Company's shareholders and in the best interests of the Company and the Company's shareholders; (2) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (3) recommended that the Company's shareholders accept the Offer and, if shareholder approval is necessary, approve the Merger Agreement and the Merger. Accordingly, the Company's Board of Directors recommends that you accept the Offer and tender all of your shares pursuant to the Offer.
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     5. The Offer and withdrawal rights will expire at 12:01 a.m., New York
  City time, on Friday, November 3, 2000 (the "Expiration Date"), unless the Offer is extended.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   The Offer is conditioned upon, among other things, (1) there being validly tendered (other than by guaranteed delivery where actual delivery has not occurred) and not properly withdrawn prior to the expiration of the Offer a number of Shares that represents at least two-thirds of the Shares outstanding on a fully diluted basis, and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated. The offer is subject to certain other conditions contained in Section 15 of the Offer to Purchase. Please read Sections 1 and 15 of the Offer to Purchase, which set forth in full the conditions to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Salomon Smith Barney Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                        INSTRUCTIONS WITH RESPECT TO THE
       OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE RELATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       of
                                Southdown, Inc.

                                       by

                            CENA Acquisition Corp.,
                           an indirect subsidiary of
                              CEMEX, S.A. de C.V.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 5, 2000, and the related Letter of Transmittal, in connection with the offer by CENA Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect subsidiary of CEMEX, S.A. de C.V., a company organized under the laws of the United Mexican States (the "Parent"), to purchase all outstanding shares of common stock, par value $1.25 per share, including the related rights to purchase preferred stock (collectively, the "Shares"), of Southdown, Inc., a Louisiana corporation (the "Company"), at a purchase price of $73.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

   This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be                    Sign Here: _________________________
   Tendered*: ________                       Signature _______________________


Date: ________________                    ____________________________________
                                          Printed Name

                                          Address
                                          ____________________________________
                                          ____________________________________
                                          ____________________________________

                                          ____________________________________
                                          Area Code and Telephone Number

                                          ____________________________________
                                          Taxpayer Identification or Social
                                          Security Number

                                          ____________________________________
                                          Account No.
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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